Exhibit 32

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed by Radius Global Infrastructure, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

November 16, 2020	/s/William H. Berkman
William H. Berkman
Chief Executive Officer

November 16, 2020	/s/Glenn J. Breisinger
Glenn J. Breisinger
Chief Financial Officer and Treasurer